UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2026, LiveOne, Inc. (the “Company”), Slacker, Inc. (“Slacker”), the Company’s wholly owned subsidiary, and Music and Entertainment Rights Licensing Independent Network Limited (“Merlin”) entered into a Shares Issuance Agreement (the “Agreement”) pursuant to which the Company agreed to issue to Merlin 500,000 shares (the “Shares”) of its common stock, $0.001 par value per share (the “common stock”), at a deemed issued price of $7.50 per share. The Shares will be issued as payment of (i) any outstanding music royalty payments due by Slacker under the Digital Music Services Agreement, dated as of February 1, 2014, entered into between Merlin and Slacker, as last amended on March 3, 2026 (the “Amendment” and the Original DMSA, as amended, the “DMSA”), and (ii) any music royalty payments due by Slacker to Merlin during the Extended Term (as defined below), unless terminated earlier as provided therein. Pursuant to the Amendment, the parties agreed to extend the term of the DMSA through November 30, 2026, as such maybe further extended to November 30, 2027 (the “Extended Term”).

Pursuant to the Amendment, Merlin’s sale proceeds of any Shares will be offset against any royalty payments or other fees due to Merlin under the DMSA, and among other things, upon any termination or expiration of the DMSA, Slacker will have the option to purchase any unsold Shares held by Merlin or to pay in immediately available funds any amount then outstanding under the DMSA (and in such event Merlin shall return for cancellation any unsold Shares). Merlin agreed not to sell the Shares in excess of more than 5% of the average daily trading volume for the common stock for the preceding 20 consecutive trading days (excluding from such average any index rebalancing days). In the event any fees remain payable to Merlin upon expiration of the Extended Term, Slacker will pay such remaining amounts to Merlin in immediately available funds.

The Shares will be issued to Merlin pursuant to the Company’s effective shelf Registration Statement on Form S-3 (File No. 333-284916), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2025 (the “Registration Statement”), and a prospectus supplement relating to the offering of the Shares filed with the SEC on March 10, 2026. The settlement of the issuance of the Shares is expected to take place on or about March 10, 2026. The Company will not receive any cash proceeds from the offering of the Shares.

The legal opinion, including the related consent, of Foley Shechter Ablovatskiy LLP, the Company’s outside corporate and securities counsel, are filed as Exhibits 5.1 and 23.1, respectively, to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1*	Opinion of Foley Shechter Ablovatskiy LLP regarding the Shares.
23.1*	Consent of Foley Shechter Ablovatskiy LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: March 9, 2026	By:	/s/ Ryan Carhart
	Name:	Ryan Carhart
	Title:	Chief Financial Officer

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